Exhibit 10.1

DATED	7 March 2005

BAXTER AND SHIPLEY LLP

-and-

SIMPSON STRONG -TIE INTERNATIONAL INC

LEASE relating to

Factory premises at Unit 25 Apollo,
Lichfield Road Industrial Estate, Tamworth, Staffordshire

Garner Canning & Co

Solicitors

2 Bolebridge Street

Tamworth
B79 7PA

Ref: KG/LND/BAXTER AND SHIPLEY LLP

THIS LEASE is made the 7th day of March 2005

THE LANDLORD	BAXTER AND SHIPLEY LLP of National Leisure House, Etchell Road, Bitterscote, Tamworth

THE TENANT	SIMPSON STRONG-TIE INTERNATIONAL INC of 4120 Dublin Blvd, Suite 400, Dublin CA 94568 USA

1.	Particulars

1.1.	the Premises

Factory premises at Unit 25 Apollo, Lichfield Road Industrial Estate, Tamworth, Staffordshire which premises are for the purpose of identification only edged red on the plan annexed to this Lease together with the car parking areas edged orange on the Plan annexed hereto and for the purpose of this Lease the Premises shall be deemed to include any buildings and each and every part thereof now or hereafter erected or in the course of erection thereon or on any part thereof together with all additions alterations and improvements thereto which may be carried out during the term Together with the appurtenances thereto belonging and the water and sanitary apparatus sinks situated therein chimney stacks roofs pathways passageways fences boundary walls and Together with all Landlords fixtures and fittings from time to time in or about the same and all walls or other structures forming a boundary between the Premises and adjacent or neighbouring premises shall be deemed to be party walls

1.2	Contractual Term	3 years from 7 March 2005 and including the 7th day of March 2005

1.3	Rent Commencement Date	7th day of March 2005

1.4	Initial Rent	£120,000.00 annum.

1.5	Interest Rate

Four per cent per annum above the base rate of Barclays Bank Plc or such other Bank being a member of the Committee of London and Scottish Bankers as the Landlord may from time to time nominate in writing

1.6	Permitted User

Industrial user within Class B1 and subject to the provisions of subclause 5.12.8 hereinafter set out B8 user within the definitions of the Town and Country Planning Use Classes Order 1987 and such other use as the

Landlord shall agree in writing and the Landlord must not unreasonably refuse such consent.

2.             Definitions

2.1           For the purpose of this lease the terms defined in Clauses 1 and 2 have the meanings specified

2.2           “the Insurance Rent” means the sums which the Landlord shall pay by way of premium for insuring the Premises against the Insured Risks

2.3           “Insured Risks” means fire lightning explosion aircraft (including articles dropped from aircraft) riot civil commotion malicious persons earthquake storm tempest flood bursting and overflowing of water pipes tanks and other apparatus and impact by road vehicles third party liabilities three years loss of rent and such other risks as the Landlord from time to time in its reasonable discretion may think fit to insure against or as the Tenant shall reasonably require including three years loss of rent

2.4           “Interest” means interest during the period from the date on which the payment is due to the date of payment both before and after any judgement at the Interest Rate then prevailing or should the base rate referred to in Clause 1.6 cease to exist such other rate of interest as is most closely comparable with the Interest Rate to be agreed between the parties or in default of agreement to be determined by the Surveyor acting as an expert and not as an arbitrator

2.5           “the 1954 Act”  means the Landlord and Tenant Act 1954 and all statutes regulations and orders included by virtue of Clause 3.14

2.6           “Pipes” means all pipes sewers drains mains ducts conduits gutters watercourses wires cables channel flues and all other conducting media and includes any fixing louvres cowls and any other ancillary apparatus which are in on or under or which serve the Premises

2.7           “the Planning Acts” means the Town and Country Planning Act 1990 and all statutes regulations and orders included by virtue of Clause 3.14

2.8           “Rent” means the Initial Rent and such term does not include the Insurance Rent but the term “rents” includes both the Rent and the Insurance Rent

2.9           “Surveyor” means any person or firm appointed by the Landlord to perform any of the functions of the Surveyor under this Lease (including an employee of the Landlord or a company that is a member of the same group as the Landlord within the meaning of Section 42 of the 1954 Act and including also the person or firm appointed by the Landlord to collect the rents) PROVIDED however that any person who purports to act as the Surveyor must be an Associate or Fellow of the Royal Institution of Chartered Surveyors

2.10         “VAT” means Value Added Tax or other tax of a similar nature

3.             Interpretation

3.1           The expressions “the Landlord” and “the Tenant” wherever the context so admits include the person for the time being entitled to the reversion immediately expectant on the determination of the Term and the Tenant’s successors in title respectively and any reference to a superior landlord includes the Landlord’s immediate reversioner (and any superior landlords) at any time

3.2           Where the Landlord and Tenant or the Guarantor for the time being are two or more persons obligations expressed or implied to be made by or with such party are deemed to be made by or with such persons jointly and severally

3.3           Words importing one gender include all other genders and words importing the singular include the plural and vice versa

3.4           The expression “the Guarantor” includes any person who enters into covenants with the Landlord pursuant to Clauses 5.9.3.5 or 5.23

3.5           The expression “the Premises” includes:-

3.5.1        All additions and improvements to the Premises

3.5.2        All the Landlord’s fixtures and fittings of every kind which shall from time to time be in or upon the Premises (whether originally affixed or fastened to or upon the Premises or otherwise) except any such fixtures installed by the Tenant that can be removed from the Premises without defacing the Premises

3.5.3        All pipes in on under or over the Premises but such expression includes no air space above the height of the top of the Premises and references to “the Premises” in the absence of any provision to the contrary includes any part of the Premises

3.6           The expression “the Term” includes the Contractual Term and any period of holding-over or extension or continuance of the Contractual Term whether by statute or common law

3.7           References to “the last year of the Term” include the last year of the Term if the Term shall determine otherwise than by effluxion of time and references to “the expiration of the Term” include such other determination of the Term

3.8           References to any right of the Landlord to have access to the Premises shall be construed as extending to any superior landlord and any mortgagee of the Premises and to all persons authorised in writing by the Landlord and any superior landlord or mortgagee (including agents professional advisers contractors workmen and others) where such superior lease or mortgage grants such rights of access to the superior landlord or mortgagee

3.9           Any covenant by the Tenant not to do an act or thing shall be deemed to include an obligation not to permit or suffer such  act or thing to be done by another person

3.10         Any provisions in this lease referring to the consent or approval of the Landlord shall be construed as also requiring the consent or approval of any mortgagee of the Premises and any superior landlord where such consent shall be required but nothing in this lease shall be construed as implying that any obligation is imposed upon any mortgagee or any superior landlord not reasonably to refuse any such consent or approval

3.11         References to “consent of the Landlord” or words of similar effect mean a consent in writing signed by or on behalf of the Landlord and to “approved” and “authorised” or words to similar effect mean (as the case may be) approved or authorised in writing by or on behalf of the Landlord

3.12         The terms “the parties” or “party” mean the Landlord and/or the Tenant but except where there is an express indication to the contrary exclude the Guarantor

3.13         “Development” has the meaning given by the Town and Country Planning Act 1990 Section 55

3.14         Any references to a specific statute include any statutory extension or modification amendment or re-enactment of such statute and any regulations or orders made under such statute and any general reference to “statute” or “statutes” include any regulations or order made under such statute or statutes

3.15         References in this lease to any Clause Sub-Clause or Schedule without further designation shall be construed as a reference to the Clause Sub-Clause or Schedule to this lease so numbered

3.16         The clause paragraph and schedule headings do not form part of this lease and shall not be taken into account in its construction or interpretation

4.             Demise

The Landlord demises to the Tenant the Premises with full title guarantee Together with the rights set out in Part I of the First Schedule hereto and Excepting and Reserving those matters set out in Part II of the First Schedule hereto TO HOLD the Premises to the Tenant for the Contractual Term YIELDING AND PAYING to the Landlord:

4.1           The Rent payable without any deduction (save for sums required by statute to be deducted notwithstanding any agreement to the contrary) by equal quarterly payments in advance on the usual quarter days in every year and proportionately for any period of less than a year the first such payment being a proportionate sum in respect of the period from and including the Rent Commencement Date to and including the day before the quarter day next after the Rent Commencement Date to be paid on the date of this lease and

4.2           By way of further rent the Insurance Rent payable within fourteen days of receipt of written demand but not more than one month in advance of the policy renewal date in accordance with Clause 7

4.3           On demand all costs charges and expenses which the Landlord may from time to time properly incur in connection with or remedying of any breach or non observance by the Tenant of any of the covenants agreements or conditions to be observed or performed by the Tenant as contained in this Lease

4.4           A reasonable proportion according to user of the cost of maintaining the accessway hatched blue on the plan and the circulating areas cross hatched blue on the Plan giving access to the car parking areas herein demised which are edged orange on the Plan.

5.             Tenant’s Covenants

The Tenant covenants with the Landlord:

5.1           Rent

5.1.1        To pay the rents on the days and in the manner set out in this Lease and not to exercise or seek to exercise any right or claim to withhold rent or any right or claim to legal or equitable set-off save as aforesaid

5.1.2        If so required in writing by the Landlord to make such payments by direct debit, banker’s order or credit transfer to any bank and account in the United Kingdom that the Landlord may from time to time nominate

5.2           Outgoings and VAT

To pay on demand and indemnify the Landlord against:

5.2.1         all rates taxes assessments duties charges impositions and outgoings which are now or during the Term shall be charged assessed or imposed upon the Premises or upon the owner or occupier of them (excluding any payable by the Landlord occasioned by receipt of the rents or by any disposition or dealing with or ownership of an interest reversionary to the interest created by this lease).

5.2.2        VAT (or any tax of a similar nature that may be substituted for it or levied in addition to it) chargeable in respect of any payment made by the Tenant under any of the terms of or in connection with this lease including the rent payable hereunder subject to the Landlord providing a valid VAT invoice addressed to the Tenant or in respect of any payment made by the Landlord where the Tenant agrees in this lease to reimburse the Landlord for such payment

5.2.3        To keep the Premises in rateable occupation during the last three months of the Term howsoever determined Provided Further that if the Landlord does lose rating relief because it has been allowed to the Tenant or any undertenant during the Term to make good that loss to the Landlord

5.3           Electricity, gas and other services consumed

To pay the suppliers and to indemnify the Landlord against all charges for electricity gas and other services consumed or used at or in relation to the Premises (including meter rents)

5.4           Repair cleaning decoration etc

5.4.1        To keep the inside and outside of the Premises in at least as good a state and condition as is evidenced by the Schedule of Condition annexed hereto provided that the foregoing provisions of this Clause 5.4.1 shall not apply to any damage caused by any of the Insured Risks except in so far as the insurance monies are irrecoverable in whole or in part by any act or default of the Tenant or any person deriving title under the Tenant or their respective servants agents invitees or licensees

5.4.2        To repair from time to time the Landlord’s fixtures and fittings in the Premises which may be or become beyond repair at any time during or at the expiration of the Term

5.4.3        To clean the Premises and keep them in a clean condition and at least twice in every month properly to clean the inside and outside of all windows and window frames at the Premises

5.4.4        To keep the open areas forming any part of the Premises adequately surfaced and free from weeds

5.4.5        Not to keep store stack or lay out upon such open areas any materials equipment plant bins crates cartons boxes or any receptacle for waste or any other item so as to become untidy

5.4.6        Not to deposit or permit to be deposited any waste rubbish or refuse on such open areas save in receptacles provided for that use

5.4.7        In the last year of the Term to redecorate or otherwise treat (as the case may be) the interior and exterior of the Premises in both instances in a good and workmanlike manner and with appropriate materials of good quality to the reasonable satisfaction of the Surveyor.

5.4.8        Where the use of Pipes boundary structures or other things is common to the Premises and other property to be responsible for and to indemnify the Landlord against all sums due from and to undertake all work that is the responsibility of the owner lessee or occupier of the Premises in relation to the cost of their maintenance repair and replacement.

5.4.9        Not to park or permit any visitors employees or delivery drivers to park on the accessway hatched blue on the Plan or on any part of the circulating area giving access to the car parking herein demised and edged orange on the plan.

5.5          Waste and alterations

5.5.1        Not to:-

5.5.1.1     Commit any waste

5.5.1.2     Make any addition to the Premises

5.5.1.3     Unite the Premises with any adjoining premises

5.5.1.4     Make any alteration to the Premises save as permitted by the following provisions of this Clause

5.5.2        Not to make any alterations to the Premises (save in respect of the installation of non-structural stud-partitioning) without

5.5.2.1     Obtaining and complying with all necessary consents of any competent authority and paying all charges of any such authority and paying all charges of any such authority in respect of such consents

5.5.2.2     Making an application to the Landlord supported by drawings and where appropriate a specification in duplicate

5.5.2.3     Paying the reasonable fees of the Landlord any superior landlord any mortgagee and (where reasonably required) their respective professional advisers and

5.5.2.4     Entering into such covenants as the Landlord may reasonably require as to the execution and/or reinstatement of the alterations and in the case of any works of a substantial nature the Landlord may reasonably require prior to the commencement of such works the provision by the Tenant of adequate security in the form of a deposit of money or the provision of a bond as assurance to the Landlord that any works which may from time to time be permitted by the Landlord shall be fully completed such deposit or bond to be documented in writing in such form as the Landlord shall reasonably require.

5.5.3        Subject to the provisions of Clause 5.5.2 not to make any alterations to the Premises without the consent of the Landlord such consent not to be unreasonably withheld or delayed

5.5.4        To remove any additional buildings additions alterations or improvements made to the Premises at the expiration of the Term if so reasonably requested by the Landlord and to make good any part or parts of the Premises which may be damaged by such removal

5.5.5        Not to make connection with the Pipes that serve the Premises otherwise than in accordance with the plans and specifications approved by the Landlord (such approval not to be unreasonably withheld or delayed) subject to consent to make such connection having previously been obtained from the competent statutory authority or undertaker

5.6           Aerials signs and advertisements

5.6.1        Not to erect any pole mast or wire (whether in connection with telegraphic telephonic radio or television communication or otherwise) upon the exterior parts of the Premises

5.6.2        Not without the Landlord’s consent which shall not be unreasonably withheld or delayed to affix or exhibit on the outside of the Premises or to or through any window of the Premises nor display anywhere on the Premises any placard sign notice fascia board or advertisement except any sign permitted by virtue of any consent given by the Landlord pursuant to a covenant contained in this lease

5.7           Statutory Obligations

5.7.1         At the Tenant’s own expense to execute all works and provide and maintain all arrangements upon or in respect of the Premises or the use to which the Premises are being put that are required in order to comply with the requirements of any statute (already or in the future to be passed) or any government department local authority other public or competent authority or court of competent jurisdiction regardless of whether such requirements are imposed on the Landlord the Tenant or the occupier except where the compliance is within the scope of the Landlords obligations in this Lease and it is agreed that compliance with the Control of Asbestos at Work Regulations 2002 in so far as they relate to the presence of any asbestos in the premises as at the date hereof shall be the sole responsibility of the Landlord.

5.7.2        Not to do in or near the Premises any act or thing by reason of which the Landlord may under any statute incur have imposed upon it or become liable to pay any penalty damages compensation costs charges or expenses

5.7.3        Without prejudice to the generality of the above to comply in all respects with the provisions of any statutes and any other obligations imposed by law or by any bye-laws applicable to the Premises or in regard to carrying on the trade or business for the time being carried on at the Premises and it is agreed the compliance with the Control of Asbestos at Work Regulations 2002 shall be the sole responsibility of the Landlord.

5.7.4        To execute all works and provide and maintain all arrangements upon or in respect of the Premises or the user thereof which are directed or required (whether by the Landlord Tenant or Occupier) by any statute now in force or which may hereafter be in force or by any government department local or other competent authority or duly authorised officer of court of competent jurisdiction acting under or in pursuance of any statute and to indemnify and keep the Landlord indemnified against all costs charges fees and expenses of or incidental to the execution of any works or the provision or maintenance of any arrangements so directed or required

5.7.5        Within 7 days of receipt of a proposal for alteration of the Valuation List or valuation under the Local Government Finance Act 1988 in respect of the Premises or any notice or communication from any Local Authority or other body or authority indicating the intention compulsorily to acquire any interest in the Premises or any part thereof or any notice or proposal beneficially or detrimentally affecting the Premises to send a copy of such proposal notice or communication to the Landlord and if reasonably requested by the Landlord and at the expense of the Tenant join with the Landlord in opposing any such alteration or valuation or compulsory acquisition or notice or proposal

5.8           Access of Landlord and notice to repair

5.8.1        To permit the Landlord upon giving to the Tenant prior notice in writing being not less than 7 days save in case of emergency:-

5.8.1.1     To enter upon the Premises for the purpose of ascertaining that the covenants and conditions of this lease have been observed and performed

5.8.1.2     To give to the Tenant (or leave upon the Premises) a notice specifying any repairs cleaning maintenance or painting that the Tenant has failed to execute in breach of the terms of this lease and to request the Tenant as soon as reasonably practicable to commence to execute and diligently proceed with the same including the making good of any opening-up by the Landlord to investigate the state of repair

5.8.1.3     If it is reasonable to do so to carry out investigations to ascertain whether the use of the Premises has resulted in contamination or pollution

5.8.2        If within two months of the service of such a notice the Tenant shall not have commenced and be proceeding diligently with the execution of the work referred to in the notice or shall fail to complete the work within three months or such longer period as is reasonable in the circumstances to permit the Landlord to enter the Premises to execute such work as may be necessary to comply with the notice and to pay to the Landlord the cost of so doing and all expenses reasonably incurred by the Landlord (including legal costs and surveyor’s fees) within fourteen days of a written demand

5.9           Alienation

5.9.1        Not to hold on trust for another or (save pursuant to a transaction permitted by and effected in accordance with the provisions of this lease) part with the possession of the whole or any part of the Premises or permit another to occupy the whole or any part of the Premises

5.9.2        Not to assign or underlet the whole of the Premises save in accordance with the provisions as to Assignment and Subletting hereinafter set out and not to assign or sublet part only of the Premises.

5.9.3        Not to assign the whole of the Premises without the prior written consent of the Landlord such consent not to be unreasonably withheld or delayed and satisfying the circumstances and complying with the conditions as follows:-

5.9.3.1     all sums due from the Tenant under this lease have been paid at the date of the application for the consent of the Landlord

5.9.3.2     “the proposed Assignee” fulfils the criteria set out in clause 5.9.4 hereof to be acceptable to the Landlord

5.9.3.3     upon or before any assignment and before giving occupation to the Assignee the Tenant covenants with the Landlord in the form set out in the Third Schedule

5.9.3.4     if the Landlord shall so reasonably require upon or before any assignment and before taking occupation the Assignee (whether or not a Limited Company) obtains not less than two guarantors of financial standing reasonably acceptable to the Landlord who covenant by way of indemnity with the Landlord (and if more than one jointly and severally) in the form of the Guarantor’s Covenants contained in this Lease with “the Assignee” substituted for “the Tenant

5.9.3.5     the written consent contains a condition that if at any time prior to the assignment any of the circumstances set out in this clause cease to exist the Landlord may revoke the consent by written notice to the Tenant

5.9.4        The Proposed Assignee is one who together with any guarantees and other security for the performance by the Assignee of the lessee’s covenants contained in this Lease (other than any authorised guarantee agreement as described in S 16 of the Landlord and Tenant (Covenants) Act 1995) is in the reasonable opinion of the Landlord of sufficient financial standing to comply with the lessee’s covenants contained in this Lease

5.9.5        Within twenty eight days of any assignment charge or any transmission or other devolution relating to the Premises to produce for registration with the Landlord’s Solicitor such deed or document or a certified copy of it and to pay the Landlord’s Solicitor’s reasonable charges for the registration of every such document such charges not being less than Twenty Five Pounds (£25.00) plus VAT

5.9.6        Notwithstanding clause 5.9.1 the Tenant may share the occupation of the whole or any part of the Premises with a company which is a member of the same group as the Tenant (within the meaning of Section 42 of the 1954 Act) for so long as both companies shall remain members of that group and otherwise than in a manner that transfers or creates a legal estate Provided that within one month of such sharing the Landlord receives notice of the company sharing occupation and the address of its registered office

5.9.6.1     Every permitted sub-lease must be granted of the whole of the Premises and without a fine or premium at a rent not less than whichever is the greater of the then open market rent payable in respect of the Premises and the current rent payable under this Lease.

5.9.6.2     Prohibiting the sub-tenant from doing or allowing anything in relation to the Premises inconsistent with or in breach of the provisions of this Lease

5.9.6.3     For re-entry by the sub-landlord on breach of any covenant by the sub-tenant

5.9.7        Sub-Tenant’s Direct Covenants

Before any permitted sub-letting the Tenant must ensure that the sub-tenant enters into a direct covenant with the Landlord that while the sub-tenant is bound by the tenant covenants of the sub-lease and while he is bound by an authorised guarantee agreement the sub-tenant will observe and perform the tenant covenants contained in this Lease except the covenant to pay the rent herein reserved

5.9.8        Requirement for an Exclusion Order

The Tenant must not grant a sub-lease or permit a sub-tenant to occupy the Premises unless the procedure under Schedules 1 and 2 of the Regulatory Reform (Business Tenancies) (England and Wales) Order 2003 has been implemented to exclude the provisions of Sections 24 to 28 of the 1954 Act unless the consent of the Landlord to dispense with this requirement has been obtained

5.9.9        Enforcement Waiver and Variation of Sub-Leases

In relation to any permitted sub-lease the Tenant must enforce the performance and observance on every sub-tenant of the provisions of the sub-lease and must not at any time either expressly or by implication waive any breach of the covenants or conditions on the part of any sub-tenant without the consent of the Landlord whose consent may not be unreasonably withheld or delayed or vary the terms

5.10         Nuisance etc and residential restrictions

5.10.1      Not to do nor allow to remain upon the Premises anything which may be or become or cause a nuisance annoyance disturbance inconvenience injury or damage to the Landlord or its tenants or the owners or occupiers of adjacent or neighbouring premises

5.10.2      Not use the Premises for a sale by auction or for any dangerous noxious noisy or offensive trade business manufacture or occupation nor for any illegal or immoral act or purpose

5.10.3      Not to use the Premises as sleeping accommodation or for residential purposes nor keep any animal fish reptile or bird anywhere on the Premises

5.10.4      Not to use or occupy the Premises or any part thereof otherwise than for the Permitted User PROVIDED THAT the Tenant hereby acknowledges and admits that notwithstanding the foregoing provisions as to user of the Premises the Landlord does not thereby or in any way give or make nor has given or made at any other time any representation or warranty that any such use is or will be or will remain a permitted use within the provisions of the Planning Acts nor shall any consent in writing which the Landlord may hereafter give to any change of use be taken as including any such representations or warranty and that notwithstanding any such use as aforesaid is not a permitted use within such provisions as aforesaid the Tenant shall remain fully bound and liable to the Landlord in respect of the obligations undertaken by the Tenant by virtue of these presents without any compensation recompense or relief of any kind whatsoever

5.11         Landlord’s Costs

To pay the Landlord all reasonable costs fees charges disbursements and expenses (including without prejudice to the generality of the above those payable to counsel solicitors surveyors and bailiffs) properly and reasonably incurred by the Landlord in relation to or incidental to:

5.11.1      Every application made by the Tenant for a consent or licence required by the provisions of this lease whether such consent or licence is granted or lawfully refused or proffered subject to any reasonable qualification or condition or whether the application is withdrawn (save where the Landlord is found to have unreasonably withheld consent)

5.11.2      The preparation and service of a notice under the Law of Property Act 1925 Section 146 or incurred by or in reasonable contemplation of proceedings under Sections 146 and 147 of that Act notwithstanding that forfeiture is avoided otherwise than by relief granted by the court

5.11.3      The recovery or attempted recovery of arrears of rent or other sums due from the Tenant and

5.11.4      Any steps taken in reasonable contemplation of or in connection with the preparation and service of a Schedule of Dilapidations during or within a three month period after the expiration of the Term

5.11.5      To pay the Landlord’s reasonable legal costs involved in the preparation and agreement of this Lease up to £2000 plus VAT

5.12         The Planning Acts

5.12.1      Subject to the Provisions of Subclause 5.12.8 hereof not to commit any breach of planning control (such term to be construed as it is used in the Planning Acts) and to comply with the provisions and requirements of the Planning Acts that affect the Premises whether as to the Permitted User or otherwise and to indemnify (both during or following the expiration of the Term) and keep the Landlord indemnified against all liability whatsoever including costs and expenses in respect of any contravention

5.12.2      At the expense of the Tenant to obtain all planning permissions and to serve all such notices as may be required for the carrying out of any operations or user on the Premises which may constitute Development provided that no application for planning permission shall be made without the previous consent of the Landlord

5.12.3      Subject only to any statutory direction to the contrary to pay and satisfy any charge or levy that may consequently be imposed under the Planning Acts in respect of the carrying out or maintenance of any such operations or the commencement or continuance of any such user by the Tenant

5.12.4      Notwithstanding any consent which may be granted by the Landlord under this lease not to carry out or make any alteration or addition to the Premises or any change of use until:

5.12.4.1            All necessary notices under the Planning Acts have been served and copies produced to the Landlord

5.12.4.2           All necessary permissions under the Planning Acts have been obtained and produced to the Landlord and

5.12.4.3           The Landlord has acknowledged that every necessary planning permission is reasonably acceptable to it such acknowledgement not to be unreasonably withheld or delayed the Landlord being entitled to refuse to acknowledge its acceptance of a planning permission on the grounds that any condition contained in it or anything omitted from it or the period referred to in it would in the reasonable opinion of the Surveyor be (or likely to be) prejudicial to the Landlord’s interest in the premises whether during or following the expiration of the Term

5.12.5      Unless the Landlord shall otherwise direct to carry out and complete before the expiration of the Term:

5.12.5.1           Any works stipulated to be carried out to the Premises by a date subsequent to such expiration as a condition of any planning permission granted to or on behalf of the Tenant for any Development begun before the expiration of the Term and

5.12.5.2           Any Development begun upon the Premises by or on behalf of the Tenant in respect of which the Landlord shall or may be or become liable for any charge or levy under the Planning Acts

5.12.6      In any case where a planning permission is granted subject to conditions and if the Landlord so reasonably requires to provide security for the compliance with such conditions and not to implement the planning permission until security has been provided

5.12.7      If reasonably required by the Landlord but at the cost of the Landlord to appeal against any refusal of planning permission or the imposition of any conditions on a planning permission relating to the Premises following an application by the Tenant

5.12.8      The present permitted planning user for the Premises is B1 within the Town and Country Use Classes Order 1987 and it is apprehended by both Landlord and Tenant that the tenant’s user of the Premises falls within Class B8 of the Town and Country Use Classes Order 1987 and a planning application seeking permission for a B8 User has been lodged by the Landlord on behalf of the Tenant to the local planning authority.  In the event that the said application is refused and the local planning authority require the B8 User to be discontinued, this lease may be determined by the Tenant on 28 days written notice with no further liabilities arising on behalf of Landlord or Tenant on termination other than those which have previously arisen between Landlord and Tenant.

5.13         Plans documents and information

If called upon to do so but not more frequently than reasonably necessary to produce to the Landlord or the Surveyor all plans documents and other evidence as the Landlord may reasonably require in order to satisfy itself that the provisions of this lease have been complied with

5.14         Indemnities

To be responsible for and to keep the Landlord fully indemnified against all damage damages losses costs expenses actions demands proceedings claims and liabilities made against or suffered or incurred by the Landlord arising directly or indirectly out of :

5.14.1      Any act omission or negligence of the Tenant or any persons employed by the Tenant or at the Premises with the agreement of the Tenant

5.14.2      Any breach or non-observance by the Tenant of the covenants conditions or other provisions of this lease or any of the matters to which this demise is subject

5.15         Reletting boards

To permit the Landlord at any time during the last six months of the Contractual Term and at any time thereafter unless the Tenant shall have made a valid court application under Section 24 of the 1954 Act or otherwise be entitled in law to remain in occupation or to a new tenancy of the Premises (or sooner if the rents or any part of them shall be in arrears and unpaid for longer than twenty eight days) to enter upon the Premises and affix and retain anywhere upon the Premises a notice (in such a position so as not to cause undue inconvenience to the Tenant) for reletting the Premises and during such period to permit persons with the written authority of the Landlord or its agents at reasonable times of the day and on reasonable notice to view the Premises

5.16         Encroachments

5.16.1      Not to stop up darken or obstruct any windows or light belonging to the Premises

5.16.2      To take all reasonable steps to prevent any new window light opening doorway path passage pipe or other encroachment or easement being made or acquired in against out of or upon the Premises and to notify the Landlord immediately if any such encroachment or easement shall be made or acquired (or attempted to be made or acquired) and at the request and cost of the Landlord to adopt such means as shall reasonably be required to prevent such encroachment or the acquisition of any such easement

5.17         Yield Up

At the expiration of the Term:

5.17.1      To yield up the Premises in repair and in accordance with the terms of this lease

5.17.2      To give up all keys of the Premises

5.17.3      To remove all signs erected by the Tenant in upon or near the Premises and immediately to make good any damage caused by such removal

5.18         Interest on Arrears

5.18.1      If the Tenant shall fail to pay the rents or any other sum due under this lease within fourteen days of the date due whether formally demanded or not the Tenant shall pay to the Landlord Interest on the rents or other sum from the date when they were due to the date on which they are paid and such Interest shall be deemed to be rents due to the Landlord

5.18.2      Nothing in the preceding Clause shall entitle the Tenant to withhold or delay any payment of the rents or any other sum due under this lease after the date upon which they fall due or in any way prejudice affect or derogate from the rights of the Landlord in relation to such non-payment including (but without prejudice to the generality of the above) under the proviso for re-entry contained in this lease

5.19         Statutory Notices etc

To give full particulars to the Landlord of any notice direction order or proposal for the Premises made given or issued to the Tenant by any local or public authority within seven days of receipt and if so required by the Landlord to produce it to the Landlord and without delay to take all necessary steps to comply with the notice direction or order at the cost of Tenant and at the cost of the Tenant to make or join with the Landlord in making such objection or representation against or in respect of any notice direction order or proposal as the Landlord shall reasonably deem expedient except where the Tenant reasonably considers that such obligations or representations are against its best interests or those of any lawful occupier

5.20         Keyholders

To ensure that at all times the Landlord has and the Local Police Force has written notice of the name home address and home telephone number of at least two keyholders of the Premises

5.21         Sale of Reversion etc

To permit upon reasonable prior written notice at any reasonable time during the Term prospective purchasers of or agents instructed in connection with the sale of the Landlord’s reversion or of any other interest superior to the Term to view the Premises without interruption at reasonable times provided that they are previously authorised in writing by the Landlord or its agents

5.22         Defective Premises

To give notice to the Landlord of any defects in the Premises which might give rise to an obligation on the Landlord to do or refrain from doing any act or thing in order to comply with the provisions of this lease or the duty of care imposed on the Landlord pursuant to the Defective Premises Act 1972 or otherwise and at all times to display and maintain all notices which the Landlord may from time to time reasonably require to be displayed at the Premises

5.23         New Guarantor

Within fourteen days of the death during the Term of any Guarantor or of such person becoming bankrupt or having a Receiving Order made against him or having a receiver appointed under the Mental Health Act 1983 or being a company passing a resolution to wind up or entering into liquidation or having a receiver appointed to give notice of this to the Landlord and if so required by the Landlord at the expense of the Tenant within twenty eight days to procure some other person acceptable to the Landlord such acceptance not to be unreasonably withheld or delayed to execute a guarantee in respect of the Tenant’s obligations contained in this lease in the form of the Guarantor’s covenants contained in this lease

5.24         Landlord’s Rights

To permit the Landlord at all times during the Term to exercise without interruption or interference any of the rights granted to it by virtue of the provisions of this lease

5.25         Release of Substances

To ensure that there is no release from the Premises into any environmental medium any substance that is or potentially could be capable of causing harm to the health of man or other living organisms or to land surface or ground water or ecology systems

5.26         Hazardous Uses

Not to carry out on the premises any activity or keep on the Premises any substance or article for which any authorization licence permit consent or approval is needed from a government department or local regulatory public or ecology authority

5.27         Occupation of the Premises

Not to leave the Premises continuously unoccupied for more than a month without notifying the Landlord and providing such security arrangements as the Landlord or his insurers require

5.28         Lighting

Not to install any exterior lighting shade or awning at the Premises

5.29         Electrics

To comply with the requirements of the supply authority for the electrical wiring and equipment in the Premises and not to overload them

5.30         Frost Damage

To take all necessary precautions against frost damage to the Pipes in the Premises

5.31         Water Damage

To take all necessary care and precautions to avoid water damage to any part of the Premises by reason of bursting or overflowing of any pipe or water apparatus in or under through or over the Premises

5.32         Health and Safety

5.32.1      At the Tenant’s own expense to comply at all times with Health & Safety Law and all its requirements relating to the use or occupation of the Premises

5.32.2      To prepare a formal assessment of the risks to the health and safety of the Tenant’s employees and of persons who are not the Tenant’s employees arising out of or in connection with the Tenant’s occupation of the Premises

5.32.3      To co-operate and co-ordinate all health and safety procedures with the Landlord

5.32.4      To provide upon written request to the Landlord a copy of its current health and safety policy statement and full details of any events or accidents reportable under Health and Safety Law together with copies of any notices or any associated correspondence served or sent by any regulatory body on or to the Tenant or other occupier of the Premises under Health and Safety Law

5.32.5      In relation to any matters to which the Construction (Design and Management) Regulations 1994 (“the Regulations”) apply where such works are undertaken by the Tenant or any person deriving title or authority from the Tenant

5.32.5.1        to procure that the Regulations are fully observed

5.32.5.2        to procure that the Tenant shall act as the sole “client” for the purposes of the Regulations and that a declaration to that effect will be made by the Tenant under Regulation 4 and a copy sent to the Landlord at such time

5.32.5.3       promptly to provide the Landlord with a full and complete copy of the Health and Safety file for all works prepared in accordance with the Regulations and any Code of Practice or other guidance issued by any competent authority and (no later than the expiry or sooner determination of this Lease) the original Health and Safety file

5.32.5.4       to procure that there should be granted to the Landlord a licence to use and copy any design maintenance or operational information and documentation and other information comprised in the Health and Safety file for any purpose in connection with the Premises or any building of which the Premises forms part

5.33         Covenants

To observe and perform such of the Industrial Covenants as set out in the Second Schedule as they apply to the various parts of the premises

6.             The Landlord’s Covenants

6.1           Quiet enjoyment

6.1.1         To permit the Tenant peaceably and quietly to hold and enjoy the Premises without any interruption or disturbance from or by the Landlord or any persons claiming under or in trust for the Landlord or by title paramount

6.1.2        To insure in accordance with Clause 7 hereinafter set out

7.             Insurance

7.1           Warranty re convictions

The Tenant warrants that prior to the execution of this lease it has disclosed to the Landlord in writing any conviction judgement or finding of any court or tribunal relating to the Tenant (or any director other officer or major shareholder of the Tenant) of such a nature as to be likely to affect the decision of an insurer or underwriter to grant or to continue insurance of any of the Insured Risks

7.2           Landlord to insure

The Landlord covenants with the Tenant to insure the Premises

7.3           Details of Insurance

Insurance shall be effected:

7.3.1        In such insurance office or with such underwriters and through such agency as the Landlord may from time to time decide

7.3.2         For the following sums:

7.3.2.1     Such sum as the Landlord shall from time to time be advised by the Surveyor as being the full cost of rebuilding and reinstatement of the Premises including architects’ surveyors’ and other professional fees payable upon any applications for planning permission or other permits or consents that may be required in relation to the Premises or reinstatement of the Premises the costs of debris removal demolition site clearance and any work that may be required by statute and incidental expenses and

7.3.2.2     The loss of rent payable under this lease from time to time (having regard to any review of rent which may become due under this lease) for three years

7.3.2.3     Public liability insurance of not less than £2,000,000.00

7.3.3        Against damage or destruction by the Insured Risks to the extent that such insurance may ordinarily be arranged for properties such as the Premises with an insurer of repute and subject to such excesses exclusions or limitations as the insurer may reasonably require

7.4           Payment of Insurance Rent

The Tenant shall pay the Insurance Rent on the date of this lease for the period from and including the date of this lease to the day before the next policy renewal date and subsequently the Tenant shall pay the Insurance Rent within 14 days of written demand (if so demanded) in advance but not more than one month in advance of the policy renewal date

7.5           Suspension of Rent

7.5.1        If and whenever during the Term:

7.5.1.1     The Premises or any part of them are damaged or destroyed by any of the Insured Risks so that the Premises or any part of them are unfit for occupation or use and

7.5.1.2     Payment of the insurance money is not refused in whole or in part by reason of any act or default of the Tenant its employees or anyone at the Premises expressly with the Tenant’s authority the provisions of Clause 7.5.2 shall have effect

7.5.2        When the circumstances contemplated in Clause 7.5.1 arise the rents or a fair proportion of the rents according to the nature and the extent of the damage sustained shall cease to be payable until the Premises or the affected part shall have been rebuilt or reinstated so that the Premises or the affected part are made fit for occupation and use or until the expiration of three years from the destruction or damage whichever period is the shorter (the amount of such proportion and the period during which the rents shall cease to be payable to be determined by the Surveyor acting as an expert and not as an arbitrator)

7.6           Reinstatement and termination if prevented

If and whenever during the Term:

7.6.1        The Premises or any part of them are damaged or destroyed by any of the Insured Risks and

7.6.2        The payment of the insurance money is not refused in whole or in part by reason of any act or default of the Tenant its employees or sub contractors or anyone at the Premises expressly with the Tenant’s authority the Landlord shall use its best endeavours to obtain all planning permissions or other permits and consents that may be required under the Planning Acts or other statutes (if any) to enable the Landlord to rebuild

7.6.3        Subject to the provisions of Clauses 7.6.4 and 7.6.5 the Landlord shall as soon as the permissions have been obtained or immediately where no permissions are required apply all money received in respect of such insurance (except sums in respect of loss of Rent) in rebuilding the Premises or reinstating the Premises so destroyed or damaged the Landlord making up any difference between the cost of rebuilding or reinstating and the insurance money received from the Landlord’s own money

7.6.4        For the purposes of this Clause the expression “Supervening Events” means:

7.6.4.1         The Landlord has failed despite using its best endeavours to obtain the permissions

7.6.4.2         Any of the permissions have been granted subject to a lawful condition with which in all the circumstances it would be unreasonable to expect the Landlord to comply

7.6.4.3         some defect or deficiency in the site upon which the rebuilding of the Premises or reinstatement is to take place would mean that the same could only be undertaken at a cost that would be unreasonable in all the circumstances

7.6.4.4         The Landlord is unable to obtain access to the site for the purposes of rebuilding the Premises or reinstating

7.6.4.5         the rebuilding of the Premises or reinstating is prevented by war Act of God Government action strike lock-out or

7.6.4.6         Any other circumstances beyond the control of the Landlord

7.6.5        The Landlord shall not be liable to rebuild or reinstate the Premises if and for so long as such rebuilding of the Premises or reinstating is prevented by Supervening Events

7.6.6        If upon the expiry of a period of three years commencing on the date of the damage or destruction the Premises have not been rebuilt or reinstated so as to be fit for the Tenant’s occupation and use either party may by notice served at any time within six months of the expiry of such period invoke the provisions of Clause 7.6.7

7.6.7        Upon service of a notice in accordance with Clause 7.6.6

7.6.7.1     The Term will absolutely cease forthwith but without prejudice to any rights or remedies that may have accrued to either party against the other

7.6.7.2     All money received in respect of the insurance effected by the Landlord pursuant to this Clause shall belong to the Landlord

7.7           Tenant’s insurance covenants

The Tenant covenants with the Landlord

7.7.1        To comply with all the reasonable requirements of the insurers

7.7.2        Not to do or omit anything that could cause any policy of insurance on or in relation to the Premises to become void or voidable wholly or in part nor (unless the Tenant shall have previously notified the Landlord and have agreed to pay the increased premium) anything by which additional insurance premiums may become payable

7.7.3        To keep the Premises supplied with such fire fighting equipment as the insurers and the fire authority may require or as the Landlord may reasonably require and to maintain such equipment to their satisfaction and in efficient working order and at least once in every twelve months to cause any sprinkler system and other fire fighting equipment to be inspected by a competent person

7.7.4        Not to store or bring onto the Premises any article substance or liquid of a specially combustible inflammable or explosive nature and to comply with the requirements of the fire authority and the reasonable requirements of the Landlord as to fire precautions relating to the Premises provided that the use on the Premises of gas driven fork lift trucks shall not be a breach of this covenant.

7.7.5        Not to obstruct the access to any fire equipment or the means of escape from the Premises nor to lock any fire door while the Premises are occupied

7.7.6        To give notice to the Landlord immediately upon the happening of any event which might affect any insurance policy on or relating to the Premises or upon the happening of any event against which the Landlord may have insured under this lease

7.7.7        Immediately to inform the Landlord in writing of any conviction judgement or finding of any court or tribunal relating to the Tenant (or any director other officer or major shareholder of the Tenant) of such a nature as to be likely to affect the decision of any insurer or underwriter to grant or to continue any such insurance

7.7.8        If at any time the Tenant shall be entitled to the benefit of any insurance on the Premises (which is not effected or maintained in pursuance of any obligation contained in this lease) to apply all money received by virtue of such insurance in making good the loss or damage in respect of which such money shall have been received

7.7.9        If and whenever during the Term the Premises or any part of them are damaged or destroyed by an Insured Risk and the insurance money under the policy of insurance effected by the Landlord pursuant to its obligations contained in this lease is by reason of any act or default of the Tenant or anyone at the Premises expressly or by implication with the Tenant’s authority wholly or partially irrecoverable as soon as practicable in every such case (at the option of the Landlord) either:

7.7.9.1     To rebuild and reinstate at its own expense the Premises or the part destroyed or damaged to the reasonable satisfaction and under the supervision of the Surveyor the Tenant being allowed towards the expenses of so doing upon such Premises and reinstatement being completed the amount (if any) actually received in respect of such destruction or damage under any such policy or

7.7.9.2     To pay to the Landlord on demand with Interest the amount of such insurance money so irrecoverable in which event the provisions of Clauses 7.5 and 7.6 shall apply

7.8           Landlord’s insurance covenants

The Landlord covenants with the Tenant in relation to the policy of insurance effected by the Landlord pursuant to its obligations contained in this lease

7.8.1        To produce to the Tenant on demand reasonable evidence of the terms of the policy (or if requested and at the cost of the Tenant a copy of such policy) and the fact that the last premium has been paid

7.8.2        To notify the Tenant of any material change in the risks covered by the policy from time to time

7.8.3        To ensure that public liability cover is effected over the Premises

7.8.4        Not to do anything which may make the policy void or voidable in whole or in part

8.             The Guarantor’s covenants

The Guarantor covenants with the Landlord and without the need for any express assignment with all its successors in title that:

8.1           To pay observe and perform

During the Term the Tenant shall punctually pay the rents and observe and perform the covenants and other terms of this lease and if at any time during the Term the Tenant shall make any default in payment of the rents or in observing or performing any of the covenants or other terms of this lease the Guarantor will pay the rents and observe and perform the covenants or terms in respect of which the Tenant shall be in default and make good to the Landlord on demand and indemnify the Landlord against all losses damages costs and expenses arising or incurred by the Landlord as a result of such non-payment non-performance or non-observance notwithstanding

8.1.1        Any time or indulgence granted by the Landlord to the Tenant or any neglect or forbearance of the Landlord in enforcing the payment of the rents or the observance of performance of the covenants or other terms of this lease or any refusal by the Landlord to accept rents tendered by or on behalf of the Tenant at a time when the Landlord was entitled (or would after the service of a notice under the Law of Property Act 1925 Section 146 have been entitled) to re-enter the Premises

8.1.2        That the terms of this lease may have been varied by agreement between the parties and the Guarantor.

8.1.3        That the Tenant shall have surrendered part of the Premises in which event the liability of the Guarantor under this Lease shall continue in respect of the part of the Premises not so surrendered after making any necessary apportionments under the Law of Property Act 1925 Section 140 and

8.1.4        Any other act or thing by which but for this provision the Guarantor would have been released other than a variation of the terms of this lease agreed between the parties that is prejudicial to the Guarantor

8.2           To take lease following disclaimer

If at any time during the Term the Tenant (being an individual) shall become bankrupt or (being a company) shall enter into liquidation and the trustee in bankruptcy or liquidator shall disclaim this lease the Guarantor shall if the Landlord shall by notice within sixty days after such disclaimer so require take from the Landlord a lease of the Premises for the residue of the Contractual Term which would have remained had there been no disclaimer at the Rent then being paid under this lease and subject to the same covenants and terms as in this lease (except that the Guarantor shall not be required to procure that any other person is made a party to that lease as guarantor) such new lease to take effect from the date of such disclaimer and in such case the Guarantor shall pay the costs of such new lease and execute and deliver to the Landlord a counterpart of it

8.3           To make payments following disclaimer

If this lease shall be disclaimed and for any reason the Landlord does not require the Guarantor to accept a new lease of the Premises in accordance with Clause 8.2 the Guarantor shall pay to the Landlord on demand an amount equal to the rents for six months or the period commencing with the date of such disclaimer and ending on the date (if any) upon which the Premises are re-let whichever is the shorter.

8.4           Cesser of liability on assignment

The liability of the Guarantor under this lease shall cease on an assignment made with the consent in writing of the Landlord or if later any Authorised Guarantee entered into by the Tenant hereunder given in accordance with clause 5.9 hereof

9.             Provisos

9.1           Re-Entry

If and whenever during the Term:

9.1.1        The rents (or any of them or any part of them) under this lease are outstanding for twenty one days after becoming due whether formally demanded or not or

9.1.2        There is a breach by the Tenant of any covenant or other term of this lease of any document expressed to be supplemental to this lease or

9.1.3        An individual Tenant becomes bankrupt or

9.1.4        A Company Tenant:-

9.1.4.1     Enters into liquidation whether compulsory or voluntary (but not if the liquidation is for amalgamation or reconstruction of a solvent company) or

9.1.4.2     Has a receiver appointed or

9.1.5        The Tenant enters into an arrangement for the benefit of its creditors or

9.1.6        The Tenant has any distress or execution levied on its goods at the Premises which remains unsatisfied for 14 days

9.1.7        The Landlord may re-enter the Premises (or any part of them in the name of the whole) at any time (and even if any previous right of re-entry has been waived) and then the Term hereby granted will absolutely cease but with prejudice to any rights or remedies which may have accrued to the Landlord against the Tenant or to the Tenant against the Landlord in respect of any breach of covenant or other term of this lease (including the breach in respect of which the re-entry is made)

9.2           Exclusion of use warranty

No consent granted by the Landlord under this lease shall imply or warrant that the Premises may lawfully be used under the Planning Act for the purpose authorised in this lease (or any purpose subsequently authorised)

9.3           Entire understanding

This lease embodies the entire understanding of the parties relating to the Premises and to all the matters dealt with by any of the provisions of this lease

9.4           Representations

The Tenant acknowledges that this lease has not been entered into in reliance wholly or partly on any statement or representation made by or on behalf of the Landlord except any such statement or representation that is expressly set out in this Lease or any statements made in writing by the Landlord’s agents or solicitors in response to written enquiries raised by the Tenant or its solicitors

9.5           Licences etc under hand

Whilst the Landlord is a limited company or other corporation all licences consents approvals and notices required to be given by the Landlord shall be sufficiently given if given under the hand of a director the secretary or other duly authorised officer of the Landlord or the Surveyor on behalf of the Landlord

9.6           Tenant’s property

If after the Tenant has vacated the Premises on the expiry of the Term any property of the Tenant remains in or on the Premises and the Tenant fails to remove it within fourteen days after being requested in writing by the Landlord to do so and if after using its best endeavours the Landlord is unable to make such a request to the Tenant within twenty one days from the first attempt so made by the Landlord:

9.6.1        The Landlord may as the agent of the Tenant sell such property and the Tenant will indemnify the Landlord against all liability incurred by it to any third party whose property shall have been sold by the Landlord in the mistaken belief held in good faith (which shall be presumed unless the contrary be proved) that such property belonged to the Tenant

9.6.2        If the Landlord having made reasonable efforts is unable to locate the Tenant the Landlord shall be entitled to retain such proceeds of sale absolutely unless the Tenant shall claim them within six months of the date upon which the Tenant vacated the Premises and

9.6.3        The Tenant shall indemnify the Landlord against any damage occasioned to the Premises and any actions claims proceedings costs expenses and demands made against the Landlord caused by or related to the presence of the property in or on the Premises

9.7           Compensation on vacating

Any statutory right of the Tenant to claim compensation from the Landlord on vacating the Premises shall be excluded to the extent that the law allows

9.8           Service of notices

The provisions of the Law of Property Act 1925 Section 196 as amended by the Recorded Delivery Service Act 1962 shall apply to the giving and service of all notices and documents under or in connection with this lease except that Section 196 shall be deemed to be amended as follows:

9.8.1        The final words of Section 196(4) “and that service be delivered” shall be deleted and there shall be substituted “and that service shall be deemed to be made on the third working day after the registered letter has been posted “Working Day” meaning any day from Monday to Friday (inclusive) other than Christmas Day Good Friday and any statutory bank or public holiday

9.8.2        Any notice or document shall also be sufficiently served if sent by telex telephonic facsimile transmission or any other means of electronic transmission to the party to be served and that service shall be deemed to be made on the day of transmission if transmitted before 4.00 pm on a Working Day but otherwise on the next following Working Day (as defined above) and in this Clause “party” includes the Guarantor

9.9           Perpetuity period

The perpetuity period applicable to this lease shall be eighty years from the commencement of the Contractual Term and whenever in this lease either party is granted a future interest there shall be deemed to be included in respect of every such grant a provision requiring that future interest to vest within the stated period and for it to be void for remoteness if it shall not have so vested

9.10         Environmental Matters

9.10.1      In this Clause the following definitions shall have the following meanings:

9.10.2      “Environmental Laws” means all laws of the United Kingdom (including without limitation the rules of the European Union) which are applicable relating to pollution or protection of the environment or to human health and safety (including without limitation laws relating to workers’ and public health and safety hygiene omissions discharges or threatened releases of Hazardous Substances into the environment or to the production processing distribution management use treatment storage burial disposal transport or handling of any Hazardous Substances) and all byelaws codes regulations decrees demands or demand letters injunctions judgements notices orders or plans issues promulgated or approved thereunder or in connection therewith which are enforced from time to time during the Term.

9.10.3      “Hazardous Substances2 means wastes pollutants contaminants or other substances (including without limitation liquids solids gasses ions and noise) which may be harmful to human health or to other like or to the environment or to property or a nuisance to any person or that may make the use or ownership of any affected land or property more costly.

9.10.4      The Landlord and the Tenant hereby acknowledge and agree that nothing in this Lease shall.

9.10.4.1   oblige the Tenant to carry out any works of repair or remediation or

9.10.4.2   impose any liability whatsoever on the Tenant (whether under the Environmental laws or otherwise and whether to the Landlord or to any third party)

in respect of any Hazardous Substances which may be present in on over or under the demised premises at the ate of the grant of this Lease.

9.11         Landlord’s Access

Anyone entering the Premises under any of the provisions contained in the lease shall only do so if the purpose of such entry cannot reasonably be achieved otherwise than by effecting entry on to the Premises and any person or persons entering the Premises pursuant to the provisions of this lease shall cause the minimum of disturbance to the business being carried on in the Premises

9.12         When exercising any rights of entry to the Premises or any other rights granted to or retained by the Landlord in this lease (so far as applicable to the exercise of such rights) the Landlord covenants with the Tenant that the Landlord shall:

(a)           cause and procure that all those exercising the said rights or so entering on its behalf cause as little damage and interference as reasonably possible to the Premises and the Tenant and the other permitted undertenants and occupiers of the Premises business; and

(b)           make good as soon as reasonably possible any damage to the Premises caused by the exercise of the said rights

(c)           where the Tenant reasonably requests to use all reasonable endeavours to ensure that a person so entering will comply with the reasonable security requirements of the Tenant and

(d)           procure that at least twenty one days prior notice is given to the Tenant prior to any intended exercise of any of the said rights or entry except in the case of emergency

10.           SECURITY ARRANGEMENTS

The parties hereto agree that the Landlord may make such security arrangements are as reasonable including the erection of security barriers giving access to and egress from the property over the access road hatched blue on the Plan in order to facilitate security measures for all occupiers of Unit 25 Apollo.

11.           CONTRACT, RIGHTS OF THIRD PARTIES ACT 1999

Contracts (Right of Third Parties) Act 1999 is excluded.

12.           BREAK CLAUSE

Provided that the Tenant has paid the Rent and Insurance Rent due under this Lease then the Tenant on the giving of at least six months prior written notice to the Landlord may determine this Lease on the date which is two years after the Rent Commencement Date.

IN WITNESS whereof the parties hereto have executed this Deed the day and year first before written

FIRST SCHEDULE

PART I

Rights Granted by this Lease to the Tenant

The Landlord grants to the Tenant

1              Rights of Way and Parking

The right for the Tenant and all persons expressly or by implication authorised by the Tenant (in common with the Landlord and all persons having a like right) with or without vehicles as appropriate to pass and repass to and from the Premises over the access way hatched blue on the Plan at all reasonable times and for all purposes connected with the use and enjoyment of the Premises and in the event that the Landlord elects to make a one way traffic system in accordance with the provisions of paragraph 6 of Part 2 of this First Schedule the right of way shall be exercised only in the direction required by the Landlord.

2              Pipes

The right to the free passage and running (subject to temporary interruption for repairing alteration or replacement) of water sewerage gas electricity telephone telecommunication and other services or supplies to and from the Premises in and through the Pipes

3.             Support

The right of support and protection for the benefit of the Premises as now enjoyed from all other parts of the adjoining property of the Landlord.

4.             The right for the Tenant and all persons expressly or by implication authorised by the Tenant to pass and repass over the circulating areas cross-hatched blue on the Plan giving giving access to the front car parking areas herein demised.

5.             The right to enter the adjoining land owned by the Landlord upon reasonable notice (except in case of emergency) to repair, maintain, cleanse or replace as necessary the Pipes.

FIRST SCHEDULE

PART II

Rights Excepted and Reserved from this Lease to the Landlord

The following are excepted and reserved in favour of the Landlord (and may also be exercised by any person authorised by the Landlord or by any person who is or who becomes entitled to exercise them)

1              The rights to the transmission of gas electricity foul and storm water and telecommunications from and to any Adjoining Premises of the Landlord through the Pipes that are now or may during the Term be in or under the Premises

2              The right to enter the Premises for any of the purposes mentioned in this Lease

3              The right to erect scaffolding for altering refurbishing refitting repairing or cleaning any adjoining premises owned by the Landlord even if this scaffolding temporarily restricts access to or the access of air or light to or the use and enjoyment of the premises by the Tenant or any occupier of the Premises but not so as to affect materially the Permitted User or the Tenants use and engagement of the Premises and in so far as the Landlord erects scaffolding over the access way hatched blue on the Plan which restricts access the Landlord will grant access rights of a temporary nature over the alternative rout into the site where the Premises are situated

4              The right to build upon alter rebuild develop or use any adjoining premises of the Landlord even if this affects the light and air coming to the Premises or causes nuisance damage annoyance or inconvenience to the Tenant of occupier of the Premises by noise dust vibration or otherwise but not so as to affect materially the Permitted User or the Tenant’s use and enjoyment at the Premises

5              The right of support and protection from time to time enjoyed by any adjoining premises of the Landlord

6.              The right for the Landlord to require the right of access over the roadway hatched blue on the plan which is granted in paragraph 1 of Part 1 of the First Schedule hereto to become one way to facilitate the flow of traffic and for safety and of the right to control the direction of traffic flow to car parking areas should this be required on safety grounds following making the accessway hatched blue on the plan one way only.

SECOND SCHEDULE

The Industrial Covenants

1.             User

1.1           To use the Premises for the Permitted User only

1.2           Not to cease carrying on business in the Premises or leave the Premises continuously unoccupied for more than one month without:

1.2.1        Notifying the Landlord and

1.2.2        Providing such caretaking or security arrangements as the Landlord shall reasonably require and the insurers shall reasonably require in order to protect the premises from vandalism theft damage or unlawful occupation

2.             Smoke abatement

2.1           To ensure that every furnace boiler or heater at the Premises (whether using solid or gaseous fuel) is constructed and used so as substantially to consume or burn the smoke arising from it

2.2           Not to cause or permit any grit or noxious or offensive effluvia to be emitted from any engine furnace chimney or other apparatus on the Premises without using all reasonable means for preventing or counteracting such emission

2.3           To comply with the provisions of the Clean Air Acts 1956 and 1968 and the Control of Pollution Act 1974 and with the requirements of any notice of the local authority served under them

3.             Pollution

Not to permit to be discharged into any pipes serving the Premises

3.1           Any oil or grease or any deleterious objectionable dangerous poisonous or explosive matter or substance and to take all reasonable measures to ensure that any effluent discharged into the pipes will not be corrosive or otherwise harmful to the pipes or cause obstruction or deposit in them or

3.2           Any fluid of a poisonous or noxious nature or of a kind likely to or that does in fact destroy sicken or injure the fish or contaminate or pollute the water of any stream or river

4.             Roof and floor weighting

4.1           Not to bring or permit to remain upon the Building any safes machinery goods or other articles which shall or may strain or damage the Building or any part of it

4.2           Not without the consent of the Landlord to suspend any weight from the portal frames stanchions or roof purlins of the Building or use the same for storage of goods or place any weight on them

4.3           On any application by the Tenant for the Landlord’s consent under paragraph 4.2 the Landlord shall be entitled to consult and obtain the advice of an engineer or other person in relation to the roof or floor loading proposed by the Tenant and the Tenant shall repay to the Landlord on demand the reasonable fee of such engineer or other person

5.             Machinery

5.1           To keep all plant apparatus and machinery (including any boilers and furnaces) upon the Premises properly maintained and in good working order and for that purpose to employ reputable contractors for the regular periodic inspection and maintenance of them

5.2           To renew all working and other parts as and when necessary or when recommended by such contractors

5.3           To ensure by directions to the Tenant’s staff and otherwise that such plant apparatus and machinery are properly operated and

5.4           To avoid damage to the Premises by vibration or otherwise

6.             Signs

At all times to display and maintain a suitable sign showing the Tenant’s trading name and business of a size and kind and in such a position first approved in writing by the Landlord (such approval not to be unreasonably withheld or delayed)

THIRD SCHEDULE

Authorised Guarantee Agreement

BETWEEN:           Baxter and Shipley LLP (“Landlord”)(1)  [                                ] (“Assignor”)(2)

1.             The Assignor has agreed to assign the lease particulars of which are contained in the Schedule (“the Lease”) to (“the Assignee”) and this agreement takes effect when the Lease is assigned to the Assignee

2.             The Assignor agrees to indemnify the Landlord against all losses incurred as a result of any failure by the Assignee to comply with any of the terms of the Lease

3.             The Assignor is liable to the Landlord under this agreement as principal debtor and his obligation remains fully effective even if the Landlord gives the Assignee extra time to comply with any obligation in the Lease or does not insist on its strict terms

4.             The Assignee agrees in the event that the Lease is disclaimed and on being so required by the Landlord by written notice within 60 days of disclaimer to accept from the Landlord the grant of a new lease and to execute and deliver a counterpart of it to the Landlord.  The new lease is to be on the same terms and conditions as the Lease at the date of the disclaimer and to be for a term expiring on the term date of the Lease and the costs of it grant and the stamp duty on the Counterpart are to be borne by the Assignor

5.             This Agreement ceases to have effect when the Assignee is released from the tenant covenants of the Lease by virtue of Section 5 of the Landlord and Tenant (Covenants) Act 1995 or with the consent of the Landlord

THE SCHEDULE

Particulars of the Lease

Date:	7 March 2005

Parties:	Baxter and Shipley LLP (1)

Term:	3 years from

Property:	Factory premises at Unit 25 Apollo, Lichfield Road Industrial Estate, Tamworth, Staffordshire

EXECUTED as a DEED by SIMPSON STRONG-TIE INTERNATIONAL INC
/s/ Thomas J. Fitzmyers
Chief Executive Officer

/s/ Michael J. Herbert
CFO/Secretary

EXECUTED as a DEED by BAXTER AND SHIPLEY LLP
/s/ Mr. Baxter
Director

/s/ Mr. Shipley
Director/Secretary